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                                                                   EXHIBIT 10.17

                              LOAN SALES AGREEMENT

WHEREAS, ____________________________________________________________________, a
corporation duly organized and existing under the laws of NEW YORK STATE (hereinafter the Seller), is engaged in the business of making, originating or otherwise acquiring conventional mortgage loans in the State of NY the ("State") on completed one-in-four family residential properties (hereinafter known as "mortgages" or "loans") and

WHEREAS, the Seller desires to sell to Columbia Federal Savings Bank (hereinafter the Buyer), with its office located at 93-22 Jamaica Avenue, Woodhaven, New York 11421, and Buyer desires to purchase from Seller particular loans as specified in our "Correspondent's Guide" as modified from time-to-time, which is incorporated in this Agreement and made a part hereof. For the purpose of this Agreement, the term "purchase" is defined to mean mortgage loans originated and processed by the Seller and either taken by assignment by Buyer or closed in the Buyer's name.

WHEREFORE, the parties agree as follows:

                                   WITNESSETH:

1. With respect to each loan purchased by Buyer, Seller represents and warrants to Buyer and Buyer's successors and assigns, that as of the date of the purchase:

      a. Seller is an approved conventional lender as determined by Buy, and will retain said status as long as this Agreement shall remain in effect.

      b. All loans have been originated, processed, closed and delivered in accordance with all terms and conditions of this Agreement and the "Correspondent's Guide" in effect at the time the loan is purchased by Buyer. All loans fully comply with applicable laws and governmental regulations, including, without limitations, usury laws, the Fair Credit Reporting Act, Equal Credit Opportunity Act, Real Estate Settlement Procedure Act, the Consumer Credit Protection Act, the Federal Fair-Housing Act and the National Flood Insurance Act and Jones Amendment thereto.

      c. Seller has good title to and is the sole owner of the loan; the Seller is either the original mortgagee or holder in due course (wherein all assignments has been duly recorded) of the loan and there has been no prior assignment, sale or hypothecation of said loan.

      d. The full principal amount of the loan has been advanced to the mortgagor or on his account; all cost, fees and expense, including recording fees, documentary stamps, intangible taxes, hazard insurance premiums and any other taxes or assessments due and payable have been so paid.


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      e.    The outstanding principal balance is correctly stated; all monthly payments, including sums attributed to escrow for mortgage insurance, taxes and hazard insurance, are current, and there has been no breach of the terms and conditions of the mortgage.

      f. The Mortgage Loan Documents are genuine and each is the legal, valid and binding obligation of the Mortgagor, enforceable in accordance with its terms. All parties to the Mortgage Loan Documents and legal capacity to execute the Mortgage Loan Documents each of which has been duly and property executed by the Mortgagor. There are no defenses or counterclaims, or rights of set off affecting the loan; the loan is free and clear of all claims, encumbrances or illegalities of any type.

      g. Each Mortgage Loan is covered by an ALTA Mortgage Title Insurance policy issued by a Title Insurer that is financially sound and qualified to do business in the jurisdiction where the mortgage property is located, insuring Seller, its successors and assigns, as to the priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Seller is the named insured and the sole insured of such Mortgage Title Insurance Policy; such Mortgage Title Insurance Policy is in full force and effect and will be in full force and effect upon the consummations of the transactions contemplated by this Agreement. No claims have been made under such Mortgage Title Insurance Policy, and no prior holder of the related Mortgage including Seller, has engaged in any act or omission to act, which would impair the coverage of such Mortgage Title Insurance Policy.

      h. Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgage Property, the Mortgagor or the Mortgagor's credit standing that can be expected reasonably to cause the Mortgage to become delinquent, or adversely affect the value or marketability of the Mortgage.

      i. The improvements now existing or hereafter erected on the property encumbered by the mortgage are insured at a minimum against fire with "extended coverage" (and flood insurance where required by law or regulations) in an amount at least equal to the outstanding principal balance or full replacement value of the improvements. Said insurance is without coinsurance or average clause provision and contains a standard mortgage clause and loss payable endorsement in favor of Buyer, including Buyer's address.

      j. There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice with the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and Seller has not waived any default, breach, violation or event of acceleration.


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      k.    There is no proceeding pending for the total or partial condemnation of the mortgage property and the property is undamaged by fire, windstorm or other casualty.

      l. All the improvements which are included for the purpose of determining the appraised value of the Mortgage Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgage Property.

      m. All improvements on the mortgaged property conform with all local and county zoning ordinances so as to permit occupancy thereof as a one-to-four family residence. If the mortgagor is the first user of the property, then all permits and certificates for use and occupancy thereof have been obtained. If required by law or regulations, all environmental permits have been secured.

      n. Seller is duly organized, existing in good standing, qualified and authorized to do business in the same jurisdiction as the mortgaged premises and is familiar with FNMA and FHLMC underwriting procedures for implementing changes in FNMA and FHLMC requirements as necessary

      o. Seller has taken all action, including a resolution by the Board of Directors, if necessary, to permit Seller to enter into this Agreement or any other agreement or transaction contemplated herein, and same is valid and binding upon the Seller. No officer or agent of Buyer shall be required to make any inquiry concerning the validity of any transaction purported to be made by Seller, when made by any officer or agent of the Seller; and Buyer may conclusively assume that every obligation, contact, instrument, act or thing done and executed by any person purportedly on behalf of Seller, has been so executed or done in the official capacity as the agent or officer for the Seller.

      p. All loans sold to the Buyer by the Seller comply with all federal and state regulatory requirements.

      q.    The mortgage property is located in the State of New York

      r. The Seller is either a domestic corporation of the State or is authorized to transact business in the State pursuant to the laws of the State. No activity of Seller in the State, whether related to the Loan Correspondent Program with Purchaser or otherwise, would be grounds for or give rise to any defense based on the Seller's failure to qualify in the State.


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2.    Seller agrees to deliver to Buyer any and all instruments obtained or prepared by Seller in connection with each loan. As a minimum, Seller must deliver to Buyer all documents required at the time of purchase by Buyer. Seller agrees to indemnify and hold harmless the Buyer from any and all loss or liability which may now or hereinafter arise resulting from the loss or misplacement of any document listed therein.

      a. Buyer shall pay the purchase price in accordance with the terms, conditions and procedures set forth in the "Correspondent Guide".

      b. Seller may, from time-to-time, deliver to Buyer loans which do not conform with the "Correspondent's Guide" and Buyer may review said loans.

      c. Buyer may, for any reason whatsoever, accept or reject any loan so offered. If Buyer approves said loan, Buyer will pay the purchase price to the Seller upon terms and conditions agreed by both parties.

      d. After Buyer has rejected any loan, Seller shall have the right to sell, pledge, hypothecate or transfer any portion of the rejected loan to another Buyer.

3. Within five (5) business days of Seller's receipt of written demand by Buyer or Buyer assignee, Seller shall repurchase from Buyer, at the repurchase price set forth herein, for the following criterion:

            Any loan wherein the warranties or representations of this Agreement are breached by the Seller as determined by Buyer, or wherein, in Buyer's opinion, Seller or Seller's agents have committed fraud or negligence in the origination or closing of a loan.

      At Buyer's option, Seller may be given thirty (30) days to correct or cure any deficiencies which, in the Buyer's judgement, created a breach of this Agreement.

4. In the event Seller repurchases a loan from Buyer, the price shall be that amount equal to the purchase price paid to Seller by Buyer less any repayment of principal received, plus accrued interest, of one hundred percent (100%) of par if said loan has already been pledged as collateral plus accrued interest, if any. Upon payment of the repurchase prices as set forth herein, the loan shall be considered to have been rejected by the Buyer.

      Commencing upon the day Seller receives written demand by Buyer or Buyer's assignee to repurchase loan from Buyer, Seller agrees to fully indemnity Buyer or Buyer's assignee and hold harmless against any direct or indirect loss or damage it may suffer as a result, or any breach


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      of warranty or representative which occurred prior to the date of delivery.

5. Seller agrees to keep and maintain such books and records as to meet and comply with all requirements or recommendations of the computer generated reports and/or to Buyer. These books/records shall be available to buyer at any time, without notice during business hours, for examination and audit. Said records shall include a loan register documenting all loan applications taken by Seller. Any reproduction shall be done at Buyer's sole expense.

6. This Agreement may be terminated by either party upon written notice to the other party. Buyer will continue to close and/or fund loans previously "locked-in" in accordance with the established procedures set forth in the "Correspondent's Guide". Seller agrees to close all loans "locked-in" prior to the notice of termination and if not able to close, will furnish documented proof of its inability to close. Seller covenants and agrees, that, upon the termination of the Agreement, no further loans will thereafter be committed by the Seller under the sponsorship of Buyer.

      Should "locked-in" loans not be closed by Seller without valid reason, Seller shall be responsible for the higher of one percent (1%) of the principal amount or, if said loans were allocated to specific investor commitments, the amount of loss sustained by Buyer for failure of Seller to deliver closed loans. If Seller breaches or defaults upon any term or condition of this Agreement, Buyer shall not be required to purchase any loans, whether or not any have been "locked-in". Seller shall be deemed to be in default if any of the following shall occur.

      a. Any document or paper delivered hereunder shall prove to have been incorrect in any material respect.

      b. Any substantial reduction in Seller's net worth, as determined solely by Buyer.

      c. Seller is adjudged bankrupt or insolvent by a Court of competent jurisdiction for the appointment of receiver, liquidator or trustee of Seller, of all or substantially all of its property, or approving any petition filed against the Seller for its reorganization, and such adjudication or other remains in force for a period of twenty
            (20) days.

      d. If Seller institutes proceedings for voluntary bankruptcy, files a petition seeking reorganization under the Federal Bankruptcy Acts, files under any law for the relief of debtors, consents to the appointment of a receiver of all or substantial all of its property, makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due.


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      e.    Seller otherwise becomes incapacitated by operation of law or fact from fully performing its duties pursuant to the terms of this Agreement.

      f. Seller without Buyer's consent, merges with or consolidates into another corporation, sells or otherwise disposes of all or substantially all of its property and assets, permits and change to occur in the stock ownership of the company which would transfer effective voting control from the persons now exercising such control, to others.

7. Failure or delay on the part of Buyer to audit any loan or to exercise any right provided for herein, shall not act as a waiver thereof nor shall any single or partial exercise of any right by Buyer preclude any or further exercise thereof. Remedies herein are to be deemed as cumulative and nonexclusive of each other. In no event shall a term or provision of this Agreement be deemed to have been waived, modified or amended, unless the said waiver, modification or amendment is in writing and signed by the parties hereto.

8. In the event Buyer desires a specific or individual bond running directly to the benefit of Buyer, Seller will execute and secure such a bond, but such a separate bond shall be at the expense and cost of the Buyer. At Buyer's option, said coverage may include all employees of Seller handling funds of the Buyer and all of the employees handling any mortgage documents or papers, said coverage may protect the Buyer in cases resulting from theft, embezzlement, fraud, negligent acts, error or omissions, forgeries, dishonesty, larceny, wrongful abstraction or misappropriation, or any other dishonest, criminal or fraudulent act, wherever committed and whether committed alone or in connivance with others. Any bond required hereunder shall include a provision that coverage cannot be changed, cancelled or amended except on ten (10) days written notice by registered mail to the Buyer.

9. In the performance of its duties or obligations under this Agreement or any other contract, commitment, undertaking or agreement made pursuant to this Agreement. Seller shall not be deemed to be, or permit itself to be, the employee or servant of the Buyer and shall at all times take whatever measures as are necessary to insure that its status shall be that of any independent contractor, operating as a separate entity. None of the Sellers employees, agents or servants are entitled to the benefits that are provided to the employees of the Buyer, which may include but are not limited to, group health insurance, any pension plan, bonuses, special interest rate considered on the mortgages of personal residences and profit sharing. Buyer is solely interested in the results obtained under this contract and therefore, the manner and means of conducting the Seller's business affairs are under the sole control of the Seller and Seller shall be solely and entirely responsible for its acts and for the acts of its agents, employees and servants. Seller may engage in any activity contemplated hereunder for a Buyer other than the Buyer herein should Buyer not have comparable loan programs available.


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10.   It is a further consideration that, within ninety (90) days of the inception of this Agreement and thereafter, Seller will be originating a minimum acceptable monthly volume of mortgage loans. Seller understands that one of the criteria for the continuation of this Agreement between Seller and Buyer shall be the monthly volume of loans delivered to Buyer by Seller, However, Seller understands and agrees that nothing herein is intended to limit both Buyer and Seller's respective right to terminate this Agreement pursuant to paragraph 6 herein, which may be exercised by either Buyer or Seller in its sole and unfettered discretion.

11 In the event that the Buyer or Seller should engage in litigation concerning any of the provisions of this Agreement, the prevailing party shall be entitled to recover all costs and expenses, including a reasonable attorney's fee.

12. This Agreement shall not be binding until Buyer's acceptance of same at its offices in New York.

13. The Seller acknowledges that no representations, agreement or promises were made to Seller by Buyer or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement sets forth the entire understanding between the parties hereto and shall be binding upon all successors of both parties. However, neither party shall have the right to assign any of its duties, obligations or rights under this Agreement without the prior written consent of the other.

14. This Agreement may not be modified except by a writing signed by both parties. However, Seller acknowledges and agrees that Buyer may, from time to time, make changes, additions, modifications to its Loan Correspondence Seller Guide and that such changes, additions or modifications shall be binding upon Seller immediately upon receipt of same to the same extent as is expressly contained in this Agreement.

15. In the event of any litigation in connection with this Agreement the parties mutual waive all rights to a trial by jury and each agrees not to assert any counter-claim of any nature in such litigation unrelated to this Agreement. The parties hereby consent and agree to the personal jurisdiction and venue of the Supreme Court of the State of New York, County of New York, in each case for and with respect to any and all disputes and claims arising out of, under or in connection with this Agreement and with respect to the enforcement of this Agreement and of any rights or obligations arising hereunder, and service of process may be made on the other party by mailing a copy of the summons to such party at the address appearing at the top of this Agreement.


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16.   It is understood and agreed that the representations and warranties set forth in this Agreement and continuing representations and warranties shall survive delivery and release of the Mortgage Files to Purchaser and shall inure to the benefit of the Purchaser, or any subsequent Holder of the Mortgage Loans, notwithstanding any restriction of qualified endorsement on any Assignment or on any Mortgage Loan Document or any examination of the Mortgage File and shall survive termination of this Agreement. Seller hereby waives, to the extent lawful, the benefit of any applicable statue of limitations with respect to the aforesaid representations or warranties. Upon discovery by Purchaser or Holder of a breach of any representation and warranty set forth in this Agreement or if, following default in the payment of a Mortgage Loan Holder of the Mortgage is, or, in the opinion of its legal counsel, will be prevented from obtaining full payment of a Mortgage Loan by reason of a condition (including, without limitation, a defect in title which prevents foreclosure, or, following foreclosure, proved unacceptable to a prudent purchaser, or damage to the Mortgaged Property not covered by any insurance policy maintained on the Closing Date) which constitutes a breach of one or more of the representations and warranties set forth in this Agreement, Holder shall notify Seller of such condition, in which case Seller shall repurchase or cure or cause to be cured, such breach, pursuant to paragraphs 3 and 4 herein.

IN WITNESS WHEREOF the parties have interchangeably set their hands and seals this 31st day of March 1995.


                                     BUYER:


                                     THE COLUMBIA FEDERAL SAVINGS BANK


                                     BY: /s/ Ronald Pasquini
                                        -------------------------------------
                                         Ronald Pasquini
(SEAL)


                                     SELLER


                                     BY: /s/ Michael Strauss
                                        -------------------------------------
                                         Michael Strauss
(SEAL)


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